                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

[X]  Preliminary information statement    [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14c-5(d)(2))

[ ]  Definitive information statement

                        Homefree Village Resorts, Inc.
                            Homefree Investors L.P.
               -------------------------------------------------
                (Names of Registrants as Specified in Charters)

  Payment of Filing Fee (Check the appropriate box):

  [ ] $125 per Exchange Act Rules 011(c)(ii), or 14c-5(g)

  [X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  (1) Title of each class of securities to which transaction applies:

    Common Stock, $.001 Par Value; Assignee Limited Partnership Interests

  (2) Aggregate number of securities to which transaction applies:

    4,158,694 shares of Common Stock; 4,158,694 Assignee Limited Partnership Interests

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  $0.05 per unit, each unit consisting of one share of Common Stock of Homefree Village Resorts, Inc. (the "Corporation") and one Assignee Limited Partnership Interest of Homefree Investors L.P. (the "Partnership, and together with the Corporation, the "Company"). The shares of Common Stock of the Corporation and the Assignee Limited Partnership Interests of the Partnership are "paired" on a one-for-one basis and may only be transferred in units consisting of one share of Common Stock and one Assignee Limited Partnership Interest. The Company proposes to pay $0.05 per share of Common Stock and "paired" Assignee Limited Partnership Interest in lieu of the issuance of fractional shares of Common Stock to persons who would hold less than one whole share of Common Stock after the proposed reverse stock split described in the information statement, and to other stockholders who desire to liquidate their investment in the Company. The filing fee of $42 represents one-50th of one percent of the maximum aggregate value (approximately $208,000) of the fractional shares that may be repurchased by the Company on this basis.

  (4) Proposed maximum aggregate value of transaction:

    Approximately $208,000 (see the preceding Item 3).

  (5)  Total fee paid:

    $42

  [ ]  Fee paid previously with preliminary materials

  [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

    $42

  (2) Form, Schedule or Registration Statement No.:

    Schedule 13E-3

  (3)  Filing Party:

    Homefree Village Resorts, Inc./Homefree Investors L.P.

  (4)  Date Filed:

    March 25, 1996

Item 1.  INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A.

  The following cross-references indicate where the information required by the Items of Schedule 14A may be found in the information statement:

Schedule 14A Item No.                 Location in Information Statement
---------------------                ----------------------------------
Item 1.  Date, Time and      Not applicable.
 Place Information.

Item 2.  Revocability of     Not applicable.
 Proxy.

Item 3.  Dissenters'         "Special Factors--Lack of Appraisal Rights."
 Rights of Appraisal.        (Page 21)

Item 4.  Persons Making      Cover page of Information Statement.
 the Solicitation.

Item 5.  Interest of         Not applicable.
 Certain Persons in
 Matters to be Voted Upon.

Item 6.  Voting Securities   "Security Ownership of Certain Beneficial Owners
 and Principal Holders       and Management."  (Page 31)
 Thereof.

Item 7.  Directors and       Not applicable.
 Executive Officers.

Item 8.  Compensation of     Not applicable.
 Directors and Executive
 Officers.

Item 9.  Independent         Not applicable.
 Public Accountants.

Item 10.  Compensation       Not applicable.
 Plans.

Item 11.  Authorization or   Not applicable.
 Issuance of Securities
 Otherwise Than for
 Exchange.

Item 12.  Modification or    Not applicable.
 Exchange of Securities.

Item 13.  Financial and      "Financial Information."  (Page 32)
 Other Information.


Schedule 14A Item No.        Location in Information Statement
---------------------        ---------------------------------
Item 15.  Acquisition or     Not applicable.
 Disposition of Property.

Item 16.  Restatement of     Not applicable.
 Accounts.

Item 17.  Action With        Not applicable.
 Respect to Reports.

Item 18.  Matters Not        Not applicable.
 Required to be Submitted.

Item 19.  Amendment of       Not applicable.
 Charter, By-Laws, or
 Other Documents.

Item 20.  Other proposed     Special Factors.  (Pages 17-28)
 action.

Item 21.  Voting             "Special Factors--Further Stockholder Approval Not
 Procedures.                 Required."  (Page 21)

Item 22.  Information        Not applicable.
 Required in Investment
 Company Proxy Statements.


ITEM 2.  STATEMENT THAT PROXIES ARE NOT SOLICITED.

       See cover page of Information Statement.


ITEM 3. INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON.

       Not applicable.


ITEM 4.  PROPOSALS FROM SECURITY HOLDERS.

       Not applicable.